UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2014

ENLINK MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-36340	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement.

On October 22, 2014, EnLink Midstream Partners, LP (the “Partnership”) entered into a Contribution and Transfer Agreement (the “Drop-Down Agreement”) with EnLink Midstream, Inc. (“EMI”), a wholly-owned subsidiary of EnLink Midstream, LLC, pursuant to which EMI sold 100% of the Class A Units and 50% of the Class B Units (collectively, the “E2 Appalachian Units”) in E2 Appalachian Compression, LLC (“E2 Appalachian”), and 93.7% of the Class A Units (the “Energy Services Units” and, together with the E2 Appalachian Units, the “Purchased Units”) in E2 Energy Services, LLC (“Energy Services”), to the Partnership.  The closing of the Drop-Down Agreement occurred simultaneously with its execution.  The total consideration paid by the Partnership to EMI for the Purchased Units included (i) $13,000,000 in cash for the Energy Services Units and (ii) $150,000,000 in cash and 1,016,322 common units representing limited partner interests in the Partnership (the “Common Units”) for the E2 Appalachian Units.  The remaining 50% of the Class B Units in E2 Appalachian are owned by members of the E2 Appalachian management team and are designed to provide such management team members with equity incentives.  Pursuant to the limited liability company agreement of E2 Appalachian, such management owners will be required to sell their Class B Units to EMI on either December 31, 2015 or March 31, 2016.

Pursuant to the Drop-Down Agreement, the Partnership and EMI made certain representations and warranties to each other.  Among other representations and warranties, EMI made representations and warranties to the Partnership regarding title to the Purchased Units, the financial statements of E2 Appalachian and Energy Services, title to and the operating condition of the compression and stabilization equipment owned by E2 Appalachian and Energy Services, environmental matters, compliance with material permits and sufficiency of assets.  The Partnership made representations and warranties to EMI regarding the accuracy and timeliness of the Partnership’s reporting pursuant to rules and regulations promulgated by the Securities and Exchange Commission and the lawfulness of its issuance of the Common Units to EMI.  EMI and the Partnership also agreed to indemnify each other for breaches of representations and warranties and non-fulfillment of covenants included in the Drop-Down Agreement.

The Drop-Down Agreement and the other transactions relating to the Partnership described in this Current Report on Form 8-K were reviewed by the Conflicts Committee of the Board of Directors (the “GP Board”) of EnLink Midstream GP, LLC, the general partner of the Partnership, and were recommended by the Conflicts Committee to the GP Board for approval.

Neither party has the right to assign its rights or obligations under the Drop-Down Agreement, except that the Partnership has the right to assign its rights to any of its direct or indirect subsidiaries or other affiliates.  In connection with the closing of the Drop-Down Agreement, the Partnership assigned its rights to receive the Purchased Units to EnLink Midstream Operating, LP, its operating subsidiary.

The foregoing description of the Drop-Down Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Drop-Down Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.                                        Regulation FD Disclosure.

On October 22, 2014, the Partnership issued a press release announcing the execution of the Drop-Down Agreement and the closing of the transactions contemplated thereby.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Contribution and Transfer Agreement, dated as of October 22, 2014, by and between EnLink Midstream Partners, LP and EnLink Midstream, Inc.*
99.1	—	Press Release dated October 22, 2014.

* Pursuant to Item 601(b)(2) of Regulation S-K, EnLink Midstream Partners, LP agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM PARTNERS, LP

	By:	EnLink Midstream GP, LLC,
its General Partner

Date: October 22, 2014	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Contribution and Transfer Agreement, dated as of October 22, 2014, by and between EnLink Midstream Partners, LP and EnLink Midstream, Inc.*
99.1	—	Press Release dated October 22, 2014.

* Pursuant to Item 601(b)(2) of Regulation S-K, EnLink Midstream Partners, LP agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.